UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: May 27, 2005

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D	**84-1062062**
(Commission File Number)	(IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 27, 2005, John E. Fry tendered his resignation, effective on May 27, 2005 as a director of the Registrant. Mr. Fry indicated that his resignation was for personal reasons and his future availability to discharge his responsibilities as a director. A transcript of his resignation letter is attached hereto.

ITEM 7. Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT NO.	PAGE NO.	DESCRIPTION
99.1	3	Transcript of Fry Resignation letter dated May 27, 2005.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Signature	**Date**
By: /s/ Richard Surber Name: Richard Surber Title: President	May 27, 2005

Exhibit 99.1

May 27, 2005

Richard Surber
Nexia Holdings Inc.
59 West 100 South
Salt Lake City, Utah 84101

Dear Richard:

Confirming our phone conversation, please accept this letter as my notice of resignation as a director of Nexia Holdings, Inc. I am resigning due to personal reasons and a very heavy upcoming travel schedule out of the country which would prohibit me from being readily available.

I have enjoyed working with you and appreciate your candor and integrity shown to me during my years as a director. I wish you the very best in your future endeavors.

Sincerely,
/s/ John E. Fry, Jr.
John E. Fry, Jr.